Exhibit 99.1

FOR IMMEDIATE RELEASE

STARZ REPORTS THIRD QUARTER 2013 FINANCIAL RESULTS

Englewood, Colo. - November 6, 2013 – Starz (NASDAQ: STRZA, STRZB) today reported third quarter 2013 results.  Highlights include (1):

•                  STARZ reached 22.0 million subscriber benchmark for first time ever; up 6% since September 30, 2012

•                  STARZ/ENCORE combined subscribers hit 57.0 million; leads U.S. premium television category

•                  ENCORE subscriptions at 35.0 million; up 2% since September 30, 2012

•                  Since June 30, 2013, STARZ subscriptions increased by 1% while ENCORE subscriptions were essentially flat

•                  Achieved increases in revenue of 11%, Adjusted OIBDA(2) of 5% and operating income of 1%

•                  “The White Queen” STARZ mini-series multiplatform performance strong through first half; close to 5 million viewers per episode and 60% female demographic(3)

•                  “Black Sails” (January 2014 debut) international TV sales off to solid start — TV/digital deals secured covering approximately 115 territories to-date including Canada, France, Germany, Israel, and Latin America

•                  “Survivor’s Remorse” placed into STARZ Original series development slate - comedy project from LeBron James, Tom Werner, and Mike O’Malley; also added “WonderWorld” scripted drama project with Owen Wilson and Rene Balcer into development

•                  Repurchased 4.0 million shares from August 1 to October 31, 2013; since trading began on January 14, 2013, Starz has repurchased 7.4% of its outstanding shares

“Our financial results in the third quarter show that our business is performing well and STARZ subscribers grew for the eighth consecutive quarter,” said Starz CEO Chris Albrecht.  “We are in the early stages of executing on our strategy to create compelling original programming that when combined with exclusive first-run movies offers a significant value proposition for our distributors and consumers.”

“On the original programming front, ‘The White Queen’ delivered strong viewership and proved a true hit with women, who comprised approximately 60 percent of viewership.  ‘Black Sails’ from Michael Bay is set for a worldwide January premiere, which will kick off a powerful 2014 STARZ original programming slate with approximately 50 hours planned.”

For the third quarter, revenue increased 11% to $446.1 million, Adjusted OIBDA increased 5% to $113.7 million and operating income increased 1% to $100.8 million.

At Starz Networks, revenue increased primarily as a result of higher effective subscriber rates partially offset by lower subscriptions under consignment agreements.  The growth in revenue at Starz Distribution is primarily a result of increased revenue from the distribution of The Weinstein Company (“TWC”) titles, various STARZ Original series titles and AMC’s “The Walking Dead.”  A decrease in inter-segment eliminations also contributed to the increase in revenue.  Lower revenue at Starz Animation partially offset these increases due to fewer projects in production at the company’s Film Roman studio.

The increase in Adjusted OIBDA for the quarter was primarily due to the increase in Starz Distribution revenue as mentioned above.  This increase was partially offset by Starz Networks due to an increase in cooperative marketing efforts with our distributors.

In addition to the changes in Adjusted OIBDA described above, operating income was impacted by an increase in stock compensation expense during the quarter.

Cash paid for investment in films and television programs increased 67% to $110.1 million for the quarter primarily due to timing of payments for various TWC titles.

Share Repurchases

From August 1, 2013 through October 31, 2013, 4.0 million shares of Series A common stock (NASDAQ: STRZA) were purchased at an average cost per share of $26.51 for total cash consideration of $105.1 million.  Since trading began on January 14, 2013, Starz has repurchased approximately 9.0 million shares at an average cost per share of $24.21 for aggregate cash consideration of $219.1 million.  These repurchases represent approximately 7.4% of the shares outstanding at January 14, 2013.

FOOTNOTES

(1)         Starz CEO, Christopher Albrecht, will discuss these highlights and other matters during the Starz earnings conference call which will begin at 12:00 p.m. (ET) on November 6, 2013.  For information regarding how to access the call, please see “Important Notice” later in this document.

(2)         For a definition of Adjusted OIBDA and applicable reconciliation see Non-GAAP Financial Measures and Schedule 1 below.

(3)         Starz internal estimates based on Nielsen Live+ DVR P2+ audience projections, Rentrak VOD Essentials, affiliate estimates, and STARZ PLAY views. Promotional sampling and mini-marathons not included. Assumes no duplication across platforms.

NOTES

•                  Unless otherwise noted, the foregoing discussion compares financial information for the three months ended September 30, 2013 to the same period in 2012.

SUPPLEMENTAL INFORMATION

As a supplement to Starz’s condensed consolidated statements of operations, to be included in its Form 10-Q, the following is a presentation of quarterly financial information and operating metrics for the periods indicated.

Please see the definition of Adjusted OIBDA below and a discussion of why management believes the presentation of Adjusted OIBDA provides useful information for investors.  Schedule 1 to this press release provides a reconciliation of Adjusted OIBDA to operating income for the same periods, as determined under GAAP.

QUARTERLY SUMMARY

(amounts in millions)	3Q12	4Q12	1Q13	2Q13	3Q13
Starz Networks	$317.9	$315.8	$315.8	$340.0	$319.9
Starz Distribution (1)	75.0	97.0	76.2	171.9	117.6
Starz Animation	10.1	10.9	7.5	6.6	8.7
Eliminations	(2.0)	(1.5)	(0.2)	(1.1)	(0.1)
Revenue	$401.0	$422.2	$399.3	$517.4	$446.1
Starz Networks	$111.5	$121.1	$114.4	$116.5	$106.5
Starz Distribution	(3.7)	(19.8)	2.6	14.5	7.4
Starz Animation	(0.3)	(0.4)	(0.6)	(0.8)	(0.5)
Eliminations	0.6	0.5	0.1	(0.7)	0.3
Adjusted OIBDA	$108.1	$101.4	$116.5	$129.5	$113.7
Operating income	$99.5	$85.6	$104.9	$116.1	$100.8

Starz Networks	$47.4	$69.1	$33.6	$23.1	$45.5
Starz Distribution	18.5	20.0	24.4	26.2	64.6
Total IFT (2)	$65.9	$89.1	$58.0	$49.3	$110.1
Subscription units — STARZ	20.8	21.2	21.6	21.8	22.0
Subscription units — ENCORE	34.3	34.8	35.1	35.1	35.0

(1) Includes the following home video net sales	$54.7	$78.3	$49.8	$126.3	$65.7
(2) Cash paid for investment in films and television programs

CASH AND DEBT

The following presentation is provided to separately identify cash and debt information.

(amounts in millions)	9/30/12	12/31/12	3/31/13	6/30/13	9/30/13
Cash	$846.5	$749.8	$17.9	$30.9	$30.6
Debt:
Bank facility	$5.0	$5.0	$235.0	$257.0	$309.5
5% senior notes	500.0	500.0	678.4	678.3	678.1
Transponder capital lease	35.8	34.8	33.8	32.8	31.7
Building capital lease	—	—	44.7	44.5	44.5
Total debt	$540.8	$539.8	$991.9	$1,012.6	$1,063.8

NON-GAAP FINANCIAL MEASURES

This press release includes a presentation of Adjusted OIBDA, which is a non-GAAP financial measure, together with a reconciliation to operating income, as determined under GAAP.  We define Adjusted OIBDA as: revenue less programming costs, production and acquisition costs, home video cost of sales, operating expenses, and selling, general and administrative expenses. Our chief operating decision maker uses this measure of performance in conjunction with other measures to evaluate our operating segments’ performance and make decisions about allocating resources among our operating segments. We believe that Adjusted OIBDA is an important indicator of the operational strength and performance of our operating segments, including each operating segment’s ability to assist in servicing our debt and to fund investments in films and television programs. In addition, this measure allows management to view operating results and perform analytical comparisons and benchmarking between operating segments and identify strategies to improve performance. This measure of performance excludes stock compensation and depreciation and amortization that are included in the measurement of operating income pursuant to GAAP. Accordingly, Adjusted OIBDA should be considered in addition to, but not as a substitute for, operating income, income before income taxes, net income, net cash provided by operating activities and other measures of financial performance prepared in accordance with GAAP.  Please see Schedule 1 below for the applicable reconciliation.

SCHEDULE 1

The following table provides a reconciliation of Adjusted OIBDA for Starz to its operating income calculated in accordance with GAAP for the three months ended September 30, 2012, December 31, 2012, March 31, 2013, June 30, 2013 and September 30, 2013, respectively.

(amounts in millions)	3Q12	4Q12	1Q13	2Q13	3Q13
Adjusted OIBDA	$108.1	$101.4	$116.5	$129.5	$113.7
Stock compensation	(3.6)	(10.2)	(7.2)	(9.0)	(8.8)
Depreciation and amortization	(5.0)	(5.6)	(4.4)	(4.4)	(4.1)
Operating income	$99.5	$85.6	$104.9	$116.1	$100.8

Starz

Consolidated Balance Sheets

 (Amounts in thousands, except share and per share amounts)

(Unaudited)

	September 30, 2013	December 31, 2012
Assets
Current assets:
Cash and cash equivalents	$30,642	$749,774
Restricted cash	64,506	—
Trade accounts receivable, net of allowances of $39,239 and $35,045	247,985	241,415
Program rights, net	334,736	340,005
Deferred income taxes	652	990
Other current assets	32,816	44,727
Total current assets	711,337	1,376,911
Program rights	352,274	338,684
Investment in films and television programs, net	148,748	181,673
Property and equipment, net of accumulated depreciation of $103,502 and $110,882	90,783	96,280
Deferred income taxes	22,044	12,222
Goodwill	131,760	131,760
Other assets, net	36,359	38,520
Total assets	$1,493,305	$2,176,050

Liabilities and Equity
Current liabilities:
Current portion of debt	$4,867	$4,134
Trade accounts payable	6,059	6,162
Accrued liabilities	321,358	256,062
Due to affiliate	—	39,519
Deferred revenue	4,257	24,574
Total current liabilities	336,541	330,451
Debt	1,058,939	535,671
Other liabilities	8,436	7,784
Total liabilities	1,403,916	873,906
Stockholders’ equity:
Preferred stock, $.01 par value. Authorized 50,000,000 shares; no shares issued	—	—
Series A common stock, $.01 par value. Authorized 2,000,000,000 shares; issued and outstanding 104,572,952 and 111,722,828 shares at September 30, 2013 and the LMC Spin-Off, respectively	1,046	—
Series B common stock, $.01 par value. Authorized 75,000,000 shares; issued and outstanding 9,875,738 and 9,882,238 shares at September 30, 2013 and the LMC Spin-Off, respectively	99	—
Additional paid-in capital	417,743	—
Accumulated other comprehensive loss, net of taxes	(4,395)	—
Accumulated deficit	(318,846)	—
Member’s interest	—	1,311,951
Total stockholders’ equity	95,647	1,311,951
Noncontrolling interests in subsidiaries	(6,258)	(9,807)
Total equity	89,389	1,302,144
Commitments and contingencies
Total liabilities and equity	$1,493,305	$2,176,050

Starz

Consolidated Statements of Operations

 (Amounts in thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Revenue:
Programming networks and other services	$380,376	$346,246	$1,120,945	$1,075,124
Home video net sales	65,677	54,724	241,846	133,372
Total revenue	446,053	400,970	1,362,791	1,208,496

Costs and expenses:
Programming costs (including amortization)	166,036	164,421	477,360	504,674
Production and acquisition costs (including amortization)	67,942	42,169	220,999	117,617
Home video cost of sales	21,334	19,033	51,550	40,261
Operating expenses	13,803	12,501	38,925	38,876
Selling, general and administrative	63,219	54,705	214,201	163,611
Stock compensation	8,815	3,653	25,127	9,888
Depreciation and amortization	4,148	4,980	12,917	13,787
Total costs and expenses	345,297	301,462	1,041,079	888,714

Operating income	100,756	99,508	321,712	319,782

Other income (expense):
Interest expense, net of amounts capitalized	(11,655)	(9,475)	(33,214)	(18,805)
Other income (expense), net	195	(487)	(1,798)	3,680
Income before income taxes	89,296	89,546	286,700	304,657

Income tax expense	(36,210)	(34,264)	(109,376)	(100,572)

Net income	53,086	55,282	177,324	204,085

Net loss (income) attributable to noncontrolling interests	(842)	1,142	(3,328)	(1,154)

Net income attributable to stockholders	$52,244	$56,424	$173,996	$202,931

Basic net income per common share	$0.46	$0.47	$1.48	$1.69
Diluted net income per common share	$0.43	$0.47	$1.42	$1.69

Weighted average number of common shares outstanding:
Basic	114,621	119,996	117,616	119,996
Diluted	120,522	120,047	122,626	120,047

Starz

Consolidated Statements of Cash Flows

(Amounts in thousands)

(Unaudited)

	Nine Months Ended September 30,
	2013	2012
Operating activities:
Net income	$177,324	$204,085
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	12,917	13,787
Amortization of program rights	442,797	473,251
Program rights payments	(323,220)	(366,381)
Amortization of investment in films and television programs	172,877	86,742
Investment in films and television programs	(217,474)	(194,988)
Stock compensation	25,127	9,888
Payments of long term incentive plan	(3,195)	(33,410)
Deferred income taxes	2,799	(3,265)
Other non-cash items	9,658	877
Changes in assets and liabilities:
Current and other assets	(59,269)	(6,184)
Due to affiliate	(39,519)	(15,556)
Payables and other liabilities	(10,807)	2,246
Net cash provided by operating activities	190,015	171,092

Investing activities – purchases of property and equipment	(6,165)	(7,870)

Financing activities:
Borrowings of debt	1,081,000	500,000
Payments of debt	(601,445)	(503,035)
Debt issuance costs	(2,348)	(8,007)
Distributions to Old LMC	(1,200,000)	(400,000)
Repurchases of common stock	(179,197)	—
Distributions to Old LMC related to stock compensation	—	(2,024)
Minimum withholding of taxes related to stock compensation	(2,961)	(3,643)
Excess tax benefit from stock compensation	2,096	—
Settlement of derivative instruments	—	3
Net cash used in financing activities	(902,855)	(416,706)

Effect of exchange rate changes on cash and cash equivalents	(127)	59

Net decrease in cash and cash equivalents	(719,132)	(253,425)
Cash and cash equivalents:
Beginning of period	749,774	1,099,887
End of period	$30,642	$846,462

IMPORTANT NOTICE

•                  Starz (NASDAQ: STRZA, STRZB) CEO, Chris Albrecht will discuss Starz’s financial performance, and may discuss future opportunities in a conference call which will begin at 12:00 p.m. (ET) on November 6, 2013.  The call can be accessed by dialing (877) 681-3375 or (719) 325-4874 at least 10 minutes prior to the start time.  Replays of the conference call can be accessed through 3:00 p.m. (ET) on November 13, 2013, by dialing (888) 203-1112 or (719) 457-0820 plus the passcode 1527207#.  The call will also be broadcast live via the Internet and archived on our website.  To access the webcast go to http://ir.starz.com/events.cfm.  Links to this press release will also be available on the Starz website.

•                  This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about business strategies, market potential, future financial prospects, new service and product launches including original content programming, new distribution platforms for our programming, the continuation of our stock repurchase plans and other matters that are not historical facts.  These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, market acceptance of new products or services, the timely launch of our original programming, the cooperation of our distributors in marketing our services, competitive issues, regulatory matters affecting our businesses, continued access to capital on terms acceptable to Starz and changes in law and market conditions conducive to stock repurchases. These forward-looking statements speak only as of the date of this press release, and Starz expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Starz’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of Starz, including the most recent Forms 10-K and 10-Q, for additional information about Starz and about the risks and uncertainties related to Starz’s business which may affect the statements made in this press release.

About Starz

Starz (NASDAQ: STRZA, STRZB) is a leading integrated global media and entertainment company with operating units that provide premium subscription video programming on domestic U.S. pay television channels (Starz Networks), global content distribution (Starz Distribution) and animated television and movie production (Starz Animation), www.starz.com.

Starz Networks is a leading provider of premium subscription video programming through the flagship STARZ® and ENCORE® pay TV networks which showcase premium original programming and movies to U.S. multichannel video distributors, including cable operators, satellite television providers, and telecommunications companies.  As of September 30, 2013, STARZ and ENCORE serve a combined 57.0 million subscribers, including 22.0 million at STARZ, and 35.0 million at ENCORE, making them the largest pair of premium flagship channels in the U.S.  STARZ® and ENCORE®, along with Starz Networks’ third network MOVIEPLEX®, air over 1,000 movies monthly across 17 linear networks, complemented by On Demand and authenticated online offerings through STARZ PLAY, ENCORE PLAY, and MOVIEPLEX PLAY. Starz Distribution develops, produces and acquires entertainment content, distributing it to consumers globally on DVD, digital formats and traditional television.  Starz Distribution’s home video, digital media and worldwide distribution business units distribute original programming content produced by Starz, as well as entertainment content for itself and third parties.  Starz Animation produces animated TV and movie content for studios, networks, distributors and audiences worldwide.

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Contacts:

Courtnee Ulrich	Theano Apostolou
Investor Relations	Corporate Communications
(720) 875-5420	(424) 204-4052
courtnee.ulrich@starz.com	theano@starz.com